Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of December 5, 2022 by and between SaverOne 2014 Ltd., a corporation formed under the laws of the State of Israel (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, the Company and each Purchaser are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Regulation S (“Regulation S”) as promulgated under the Securities Act; and

WHEREAS, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1  Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Action” means any action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign).

“ADS(s)” means American Depositary Shares issued pursuant to the Deposit Agreement (as defined below), each representing five (5) Ordinary Shares.

“Accredited Investor” shall have the meaning ascribed to such term in Section 3.2(a).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close; provided, however, that, for calculating Business Days with respect to any action to be taken by the Company hereunder, Friday after 1:00 p.m. (Tel Aviv time) shall not be considered a Business Day.

“Closing” means the closing of the purchase and sale of the ADSs pursuant to Section 2.1.

“Closing Date” means the date on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the ADSs, in each case, have been satisfied or waived, but in no event later than the Termination Date.

“Commission” means the United States Securities and Exchange Commission.

“Company Counsel” means Greenberg Traurig, P.A., with offices located at One Azrieli Center, 132 Menachem Begin, Tel-Aviv 6701101.

“Deposit Agreement” means the Deposit Agreement dated as of June 2, 2022 among the Company, The Bank of New York Mellon as Depositary and the owners and holders of ADSs from time to time, as such agreement may be amended or supplemented.

“Depositary” means The Bank of New York Mellon, as Depositary under the Deposit Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(a).

“Nasdaq” means the Nasdaq Capital Market (or any successor thereto).

“Ordinary Shares” means the ordinary shares of the Company, par value NIS 0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Per ADS Purchase Price” equals $1.854 subject to adjustment for reverse and forward share splits, share dividends, share combinations and other similar transactions of the ADSs that occur after the date of this Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint share company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Regulation S” shall have the meaning ascribed to such term in the recitals.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(d).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities” means the ADSs and the Ordinary Shares underlying the ADSs.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing Securities).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for ADSs purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount” in United States dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company, and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Termination Date” means the date that is five calendar days from the date of execution of this Agreement.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the ADSs are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

ARTICLE II.
PURCHASE AND SALE

2.1  Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, up to an aggregate of $1,500,000 of ADSs as determined pursuant to Section 2.2(a). Each Purchaser shall deliver to the Company, via wire transfer, immediately available funds equal to such Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser and the Company shall instruct the Depositary to deliver to each Purchaser its respective ADSs as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of Greenberg Traurig, P.A., Tel Aviv, Israel, or such other location as the parties shall mutually agree.

2.2  Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement duly executed by the Company; and

(ii) upon receipt of such Purchaser’s Subscription Amount, a number of ADSs equal to such Purchaser’s Subscription Amount divided by the Per ADS Purchase Price delivered in book entry form at the Depositary.

(b) On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by such Purchaser;

(ii) such Purchaser’s Subscription Amount, by wire transfer to the account specified by the Company; and

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement; and

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1  Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each Purchaser:

(a) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing (if applicable in such jurisdiction) under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. Assuming the representations and warranties of the Purchasers in Section 3.2(o) are true and correct, the execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the ADSs and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(d) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.2 of this Agreement, (ii) the filing with the Commission of Form D, to the extent required, (iii) application(s) to each applicable Trading Market for the listing of the ADSs for trading thereon in the time and manner required thereby, (iv) such filings as are required to be made under applicable state securities laws, (v) filings required by the Israeli Securities Authority, the Tel Aviv Stock Exchange (the “TASE”) and the Israeli Registrar of Companies and (vi) the approval of the TASE for the issuance of the ADSs (collectively, the “Required Approvals”).

(e) Issuance of the ADSs. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized share capital the maximum number of Ordinary Shares underlying the ADSs issuable pursuant to this Agreement.

3.2  Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. Such Purchaser’s execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation by it of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of such Purchaser’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which such Purchaser is subject (including federal and state securities laws and regulations), or by which any property or asset of such Purchaser is bound or affected.

(b) Investment Purpose. Such Purchaser understands that the Securities have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act that depends, in part, upon such Purchaser’s investment intention. In this connection, such Purchaser hereby represents that such Purchaser is purchasing the Securities for the Purchaser’s own account for investment and not with a view toward the resale or distribution to other; provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

(c) Purchaser Status. At the time such Purchaser was offered the Securities, and as of the date hereof, such Purchaser was and is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”) and is not subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act. Each Purchaser is not a U.S. Person as defined in Regulation S and such Purchaser (i) acknowledges that the certificate(s) representing or evidencing the ADSs contains a customary restrictive legend restricting the offer, sale or transfer of any Securities except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration, (ii) agrees that all offers and sales by such Purchaser of Securities shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from, or a transaction not subject to the registration requirements of, the Securities Act, (iii) represents that the offer to purchase the Securities was made to such Purchaser outside of the United States, and such Purchaser was, at the time of the offer and will be, at the time of the sale and is now, outside the United States, (iv) has not engaged in or directed any unsolicited offers to purchase Securitiess in the United States, (v) is neither a U.S. Person nor a Distributor (as such terms are defined in Rule 902(k) and 902(d), respectively, of Regulation S), (vi) has purchased the Securitiess for its own account and not for the account or benefit of any U.S. Person, (vii) is the sole beneficial owner of the Securities specified on signature pages hereto opposite his name and has not pre-arranged any sale with a Purchaser in the United States, and (ix) is familiar with and understands the terms and conditions and requirements contained in Regulation S, specifically, without limitation, each Purchaser (x) agrees not to engage in hedging transactions with regard to the Securities unless in compliance with the Securities Act, and (y) and understands that the statutory basis for the exemption claimed for the sale of the Securities would not be present if the sale, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act. Such Purchaser (i) is not a resident of the State of Israel, (ii) represents that the offer to purchase the Securities was made to such Purchaser outside of the State of Israel, and such Purchaser was, at the time of the offer and will be, at the time of the sale and is now, outside the State of Israel, and (iii) has purchased the Securities for its own account and not for the account or benefit of any resident of the State of Israel.

(d) Reliance on Exemptions. Such Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and the prospectus requirements of the laws of the State of Israel and that the Company is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

(e) Experience of Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(g) Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the Company’s filings with the Commission and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(h) Transfer or Re-sale. Such Purchaser understands that (i) the sale or re-sale of the Securities has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the Securities Act, (b) such Purchaser shall have delivered to the Company, at the cost of such Purchaser, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion may be accepted by the Company in its reasonable discretion, (c) the Securities are sold or transferred to an “affiliate” (as defined in Rule 144) of such Purchaser who agrees to sell or otherwise transfer the Securities only in accordance with this Section 3.2(h) and who is an Accredited Investor, or (d) the Securities are sold pursuant to Rule 144 or Regulation S, and such Purchaser shall have delivered to the Company, at the cost of such Purchaser, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion may be accepted by the Company in its reasonable discretion; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule 144 and further, if said Rule 144 is not applicable, any re-sale of such Securities under circumstances in which the selling Purchaser (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case).

(i) Legends. Such Purchaser consents to the placement of a legend on any certificate or other document evidencing the Securities that such securities have not been registered under the Securities Act or any state securities or “blue sky” laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement. Such Purchaser is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of such Securities. The legend to be placed on each certificate shall be in form substantially similar to the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(j) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(k) Residency. Such Purchaser is a resident of the jurisdiction set forth immediately below such Purchaser’s name on the signature pages hereto.

(l) Brokers and Finders.  No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or such Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Purchaser.

(m) Independent Investment Decision.  Such Purchaser has independently evaluated the merits of its decision to purchase the Securities pursuant to the Transaction Documents.  Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to such Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice.  Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

(n) Group. Such Purchaser represents that it is not a “group” within the meaning of Section 13d-5 under the Exchange Act with any holder or beneficial owner of the Company’s securities and in calculating and reporting such Purchaser’s beneficial ownership, such Purchaser is not required under the rules and regulations promulgated under the Exchange Act to include the beneficial ownership of the securities of the Company held by another holder or beneficial owner of the Company’s securities.

(o) No Shareholder Agreements. Such Purchaser represents that it is not as of the date hereof, and does not currently intend or contemplate to become, a party to any agreement, contract, arrangement or understanding, written or oral, between such Purchaser and any other party, including, without limitation, another holder of the Company’s securities or an entity in which another holder of the Company’s securities is an Interested Party (as such term is defined in the Israeli Companies Law), relating to the acquisition, ownership or voting of any securities of the Company or the exercise (or omission to exercise) any right related to the securities of the Company or otherwise with respect to the securities of the Company (in each case, including the ADSs and the underlying Ordinary Shares), including, without limitation, any voting agreements, shareholder agreements or any other similar agreement even if its title is different or has any other relationship or agreements with another holder of the Company’s securities as of the date hereof with respect to the securities of the Company (including the ADSs and the underlying Ordinary Shares). Such Purchaser is familiar with the tender offer rules under the Israeli Companies Law and such Purchaser represents that (i) it is not acquiring the Securities, and will not hold the Securities, in concert with another holder of the Company’s securities (within the meaning of such terms in the Israeli Companies Law) (other than the other Purchasers); and (ii) for purposes of determining the application of the tender offer rules under the Israeli Companies Law in connection with the transactions contemplated hereunder, is not required to include the securities of the Company held by another holder of the Company’s securities (other than the other Purchasers). Such Purchaser acknowledges and confirms that the Company is relying upon the truth and accuracy of the representation and warranties of such Purchaser set forth in this Section 3.2(o) in assessing the eligibility of such Purchaser to acquire the Securities under this Agreement and the application of the tender offer rules under the Israeli Companies Law in connection with the transactions contemplated hereunder.

(p) Sanctions Compliance. Neither such Purchaser, nor any person having a direct or indirect beneficial interest in Purchaser has been or is (i) the subject of sanctions administered or enforced by the United States (including without limitation the U.S. Department of the Treasury’s Office of Foreign Asset Control), the United Kingdom, the European Union or any other governmental authority (collectively, “Sanctions”), (ii) organized or resident in a country or territory that is the subject of country-wide or territory-wide Sanctions, or (iii) otherwise a party with which the Company is prohibited from dealing with under applicable laws.

(q) Anti-money Laundering; Counter-Terrorism Financing. To the extent required by applicable laws, such Purchaser has complied and will continue to comply with all anti-money laundering and counter-terrorism financing requirements.

(r) Funds and Payments. The funds such Purchaser is using to purchase the Securities are not derived from or related to any unlawful activities, including but not limited to money laundering or terrorist financing. All payments by or on behalf of Purchaser under this Agreement will be made only in Purchaser’s name, from a bank account not located in a country or territory that has been designated as a “non-cooperative country or territory” by the Financial Action Task Force, and from a bank that is not a “foreign shell bank” within the meaning of the U.S. Bank Secrecy Act (31 U.S.C. § 5311 et seq.), as amended, and the regulations promulgated thereunder by the Financial Crimes Enforcement Network, as such regulations may be amended from time to time.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1  Transfer Restrictions. The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement.

4.2  Securities Laws Disclosure; Publicity. The Company shall file a Current Report on Form 6-K with the Commission within the time required by the Exchange Act. The Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (a) as required by federal securities law in connection with the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure.

4.3  Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital and general corporate purposes.

4.4  Listing of Shares. Concurrently with the Closing, the Company shall apply to list or quote all of the ADSs on the Trading Market on which it is currently listed and promptly secure the listing of all of the ADSs on such Trading Market, to the extent required. The Company further agrees, if the Company applies to have the ADSs traded on any other Trading Market, it will then include in such application all of the ADSs, and will take such other action as is necessary to cause all of the ADSs to be listed or quoted on such other Trading Market as promptly as possible.

4.5  Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending at such time that the transactions contemplated by this Agreement are first publicly announced.  Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the Form 6-K as described in Section 4.1, such Purchaser will maintain the confidentiality of the existence and terms of this transaction.

4.6  Registration Statement. Subject to Purchasers’ provision of any information with respect to Purchasers that is required to be included therein, the Company shall file a registration statement on Form F-1 to cover the resale of all of the ADSs sold pursuant to Section 2.1 (the “Registrable Securities” and such registration statement, including any prospectus therein, as may be amended, the “Registration Statement”) as soon as reasonably practicable. The Company shall use commercially reasonable efforts to cause the Registration Statement to become effective within forty five (45) calendar days of the Closing Date (the “Effectiveness Date”). If the Registration Statement is not declared effective by the Commission by the Effectiveness Date of the Registration Statement, then the Company shall pay to the Purchasers, as liquidated damages, an amount of cash each month equal to one-and-a-half percent (1.5%) of the Subscription Amount with respect to such Purchaser (the “Liquidated Damages Amount”). The Liquidated Damages Amount shall begin to accrue on the calendar day immediately following the Effectiveness Date until, and including, the final calendar day of the then-current calendar month. The Liquidated Damages Amount shall thereafter accrue from, and including, the first day of the next calendar month until, and including, the date the Registration Statement is declared effective. The parties agree that the maximum aggregate liquidated damages payable to a Purchaser under this Agreement shall be 12.0% of the aggregate Subscription Amount paid by such Purchaser pursuant to this Agreement. In addition, no liquidated damages shall be payable with respect to Registrable Securities that may be sold pursuant to Rule 144.

ARTICLE V.
MISCELLANEOUS

5.1  Termination.  This Agreement may be terminated by (i) any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, or (ii) the Company, in each case, by written notice to the other parties, if the Closing has not been consummated on or before 5:00 p.m. (New York City time) on the Termination Date; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

5.2  Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Depositary fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3  Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4  Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd)Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5  Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers which purchased at least 50.1% in interest of the Securities based on the initial Subscription Amounts hereunder or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser. Any amendment effected in accordance with this Section 5.5 shall be binding upon each Purchaser and holder of Securities and the Company.

5.6  Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8  No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.9  Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the ADSs for a period of twelve months from the date hereof.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.14 Replacement of ADSs. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

5.18 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.19 Construction. Each and every reference to share prices, ADSs in any Transaction Document shall be subject to adjustment for reverse and forward share splits, share dividends, share combinations and other similar transactions of the ADSs that occur after the date of this Agreement.

5.20 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

5.21 The Purchaser acknowledges that it has been represented by counsel or had the full opportunity to represented by counsel in, the drafting of the Transaction Documents. If the Purchaser has not taken the opportunity available to it to be represented by counsel in this transaction, it has done so with full awareness of the risks of not engaging counsel, has had the opportunity to confer with counsel as to what such risks are, and has knowingly assumed any and all such risks. Any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in connection with the construction or interpretation of the Transaction Documents.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SAVERONE 2014 LTD.	Address for Notice:

By:	Fax:
Name:	E-mail:
Title:

With a copy to (which shall not constitute notice):

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO SVRE SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser: _________________________________________

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

Address for Notice to Purchaser:

Address for Delivery of ADSs to Purchaser (if not same as address for notice):

Subscription Amount:

ADSs: